Exhibit 24.1

Attachment 3

Form of Power of Attorney

Signed powers of attorney should be sent to Clare Craven of Group Secretariat by email (ccraven@westpac.com.au) or otherwise delivered.

POWER OF ATTORNEY

Each of the undersigned does hereby:

(i)                                             make, constitute and appoint each of, Peter King, Chief Financial Officer, Curt Zuber, Group Treasurer, Joanne Dawson, Deputy Group Treasurer, David Lees, Deputy Chief Financial Officer, Christopher Bannister, General Manager Europe and America, Paddy Rennie, General Counsel, Treasury & Corporate, Michael Clayton, Counsel and Head of Legal, Group Treasury and Sean Crellin, Director — Corporate, Legal and Secretariat, acting alone, as his or her true and lawful attorney-in-fact and agent, with full power to act in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Westpac Banking Corporation (the “Bank”), a Registration Statement of the Bank on Form F-3 for the offer and sale, at any time or from time to time, of subordinated debt securities of the Bank, including Tier 2 capital instruments (the “Registration Statement”), including a prospectus and exhibits to such Registration Statement, and any and all amendments or supplements to the Registration Statement (including any and all post-effective amendments, including post-effective amendments to register additional classes or types of securities) and any and all additional registration statements, and any amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Bank to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision;

(ii)                                         give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and

(iii)                                     ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 9th day of November 2018

/s/ Lindsay Maxsted	Chairman
Lindsay Maxsted

/s/ Nerida Caesar	Director
Nerida Caesar

/s/ Ewen Crouch	Director
Ewen Crouch

/s/ Alison Deans	Director
Alison Deans

/s/ Craig Dunn	Director
Craig Dunn

/s/ Anita Fung	Director
Anita Fung

/s/ Peter Hawkins	Director
Peter Hawkins

/s/ Peter Marriott	Director
Peter Marriott

/s/ Peter Nash	Director
Peter Nash

/s/ Brian Hartzer	Managing Director and Chief Executive Officer
Brian Hartzer	(Principal Executive Officer)

/s/ Peter King	Chief Financial Officer
Peter King	(Principal Financial Officer)

/s/ David Lees	Deputy Chief Financial Officer
David Lees	(Principal Accounting Officer)

/s/ Sean Crellin	Authorized Representative in the United States
Sean Crellin